As filed with the Securities and Exchange Commission on August 23, 2004.

                                                Registration No.  333-
 -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ----------
                               GIVEN IMAGING LTD.
             (Exact name of Registrant as specified in its charter)
                                  ----------

                Israel                                         Not Applicable
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                          Identification No.)

         13 Ha'Yetzira Street
            Yoqneam 20692
                Israel                                         Not Applicable
(Address of Principal Executive Offices)                          (Zip Code)

                    Given Imaging Ltd. 2003 Stock Option Plan
                            (Full Title of the Plan)
                            ------------------------

                               Given Imaging, Inc.
                           Oakbrook Technology Center
                         5555 Oakbrook Parkway, No. 355
                               Norcross, GA 30093
                                 (770) 662-0870
(Name, address, and telephone number, including area code, of agent for service)

                          Copies of communications to:

Edward R. Neaher, Jr., Esq.                      Michael Zellermayer, Adv.
      White & Case LLP                    Zellermayer, Pelossof & Co., Advocates
601 Thirteenth Street, N.W.                          Rubenstein House
      Suite 600 South                               20 Lincoln Street
   Washington, D.C. 20005                             Tel Aviv 67134
    Tel: (202) 626-3600                                   Israel
                                                Tel: (011) 972-3-625-5555

                         ------------------------
                      CALCULATION OF REGISTRATION FEE

========================================= ================= ==================== =================== ==================
                                                             Proposed maximum     Proposed maximum
  Title of securities to be registered      Amount to be       offering price    aggregate offering       Amount of
                                              registered         per share              price        registration fee
                                               (1)(2)
----------------------------------------- ----------------- -------------------- ------------------- ------------------
Ordinary Shares, par value NIS 0.05 per        1,000,000          $32.33(3)          $32,330,000         $4,096.21
share
----------------------------------------- ----------------- -------------------- ------------------- ------------------

(1) This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Registrant's 2003 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.
(2) Represents the registration of Ordinary Shares of Given Imaging Ltd. issuable pursuant under the Registrant's 2003 Stock Option Plan pursuant to the exercise of options that may be granted thereunder.
(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices ($32.98 and $31.67) of an Ordinary Share as quoted on the Nasdaq National Market on August 18, 2004 with respect to ordinary shares reserved for issuance pursuant to options to be issued in the future.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers an additional 1,000,000 ordinary shares of Given Imaging Ltd. issuable under the Registrant's 2003 Stock Option Plan, as amended. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-77004) filed with the Securities and Exchange Commission on August 4, 2003, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yoqneam, Israel on this 23rd day of August, 2004.

                                                       GIVEN IMAGING LTD.



                                                       By:  /s/ Gavriel Meron
                                                          ----------------------
                                                             Gavriel Meron
                                                             President and Chief
                                                             Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gavriel Meron, Zvi Ben David and Yoram Ashery, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Name                                      Title                              Date
        -----                                      -----                              -----
                                 Director, President and Chief Executive
 /s/ Gavriel Meron                Officer (Principal Executive Officer)           August 23, 2004
-------------------------
     Gavriel Meron
                                    Chief Financial Officer (Principal
 /s/ Zvi Ben David                   Financial and Accounting Officer)            August 23, 2004
-------------------------
     Zvi Ben David

 /s/ Doron Birger                    Chairman of the Board of Director            August 23, 2004
-------------------------
     Doron Birger

 /s/ James M. Cornelius                          Director                         August 23, 2004
-------------------------
  James M. Cornelius

         Name                                      Title                              Date
         -----                                     -----                              -----
 /s/ Michael Grobstein                           Director                         August 23, 2004
-------------------------
   Michael Grobstein

 /s/ Jonathan Silverstein                        Director                         August 23, 2004
-------------------------
 Jonathan Silverstein

 /s/ Reuven Baron                                Director                         August 23, 2004
-------------------------
     Reuven Baron

 /s/ Dr. Dalia Megiddo                           Director                         August 23, 2004
-------------------------
   Dr. Dalia Megiddo

 /s/ Chen Barir                                  Director                         August 23, 2004
-------------------------
      Chen Barir

 /s/ Eyal Lifshitz                               Director                         August 23, 2004
-------------------------
    Eyal Lifshitz

GIVEN IMAGING, INC.
                                        United States Representative              August 23, 2004
By: /s/ Zvi Ben David
  -----------------------
  Name: Zvi Ben David
  Title: Chief Financial Officer,
         Given Imaging, Inc.

                                  EXHIBIT INDEX

Exhibit No.    Description

5.1 Opinion of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Company as to the validity of the ordinary shares (including consent).

23.1           Consent of KPMG Somekh Chaikin, independent accountants.

23.2 Consent of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Registrant (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page to this Registration Statement).
                                      -3-